EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84393, 333-66993, 333-92525, 333-39065, 333-03656
333-50292 and 333-50296) pertaining to the BYE/OASIS Engineering, Inc. 1997 Stock Option Plan, 1998 Employee Stock Purchase Plan, 1993 Stock Plan, 1995 Employee Stock Purchase Plan and 1995 Director Option Plan of Adept Technology, Inc. of our report dated July 30, 2001, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.



                                                ERNST & YOUNG LLP



San Jose, California
September 17, 2001